SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  June 2, 2010

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	0-12379	31-1042001
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)
201 East Fourth Street, Suite 1900		45202
Cincinnati, Ohio		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (513) 979-5837

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K	First Financial Bancorp.

Item 8.01	Other Events.

On June 2, 2010, in connection with an underwritten offering by the United States Department of the Treasury (“Treasury”) of 465,117 warrants (the “Warrants”), each representing the right to purchase one share of common shares, without par value, of First Financial Bancorp. (the “Company”), the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Treasury and Deutsche Bank Securities Inc.  The Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated into this Item 8.01 by reference.

Also in connection with Treasury’s underwritten offering, the Company entered into a warrant agreement (the “Warrant Agreement”), dated June 2, 2010, with Registrar and Transfer Company, acting as warrant agent. The Warrant Agreement is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated into this Item 8.01 by reference.

The underwritten offering described in this Current Report on Form 8-K is more fully described in a prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) on June 3, 2010, supplementing the prospectus dated February 9, 2009, as filed with the Commission as part of the Company’s Registration Statement on Form S-3 (File No. 333-156841) (the “Registration Statement”).  The foregoing descriptions of the Underwriting Agreement and the Warrant Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 1.1 and 4.1, respectively.

This Current Report on Form 8-K is being filed for the purpose of filing the attached documents as exhibits to the Registration Statement and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated June 2, 2010, by and among the Company, Treasury and Deutsche Bank Securities Inc., filed herewith.

4.1
Warrant Agreement, dated June 2, 2010, between the Company and Registrar and Transfer Company, incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A filed June 2, 2010.

4.2	Form of Warrant, incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form 8-A filed June 2, 2010.

5.1	Opinion of Squire, Sanders & Dempsey L.L.P. regarding the Warrants, filed herewith.

23.1	Consent of Squire, Sanders & Dempsey L.L.P, included in Exhibit 5.1 hereof.

FORM 8-K	First Financial Bancorp.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly cause this report to be signed on its behalf by the undersigned hereto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ J. Franklin Hall
J. Franklin Hall
Executive Vice President
Chief Financial Officer
Date:   June 8, 2010